EXHIBIT 99—PRESS RELEASE DATED AUGUST 31, 2000

BEMIS COMPANY, INC.
222 South Ninth Street
Suite 2300
Minneapolis, MN 55402-4099

For additional information please contact:

Benjamin R. Field, III, Senior Vice President & Chief Financial Officer (612) 376-3003

August 31, 2000

FOR IMMEDIATE RELEASE

BEMIS COMPLETES PURCHASE OF THE SPECIALTY PLASTIC FILMS BUSINESS OF VISKASE COMPANIES, INC.

    Bemis Company, Inc. (NYSE-BMS) today announced it has completed the purchase of the specialty plastic films business of Viskase Companies, Inc.

    Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.